Contact Information Hawk Associates, Inc. Frank N. Hawkins, Jr. or Julie Marshall Phone: (305) 451-1888 E-mail: info@hawkassociates.com

Azco Mining Inc.
7239 N. El Mirage Road,
Glendale, Arizona, 85382
Tel: (623) 935-0774
Fax: (623) 935-0781
E-mail: info@azco.com

PRESS RELEASE
FOR RELEASE Monday, February 26

Azco Mining Amends Terms of 2006
Convertible Note Financing

Glendale, Ariz., February 26, 2007 -- Azco Mining Inc. (Pink Sheets: AZMN), a U.S.-based mining and exploration enterprise focused on gold, silver, copper and industrial minerals, announced today that it had agreed with institutional investors to amend the terms of private placements of senior secured convertible notes, additional investment rights and warrants that were completed in 2006 at an aggregate purchase price of $3.5 million.

Dr. W. Pierce Carson, CEO of Azco Mining, said, “The amendment allows us additional time to complete a registration statement required under terms of the 2006 private placements. We now are current in our financial reporting and are in a position to meet the new timetable. Last year’s financing was important in providing the necessary funding to acquire the Summit silver-gold property, which has become our top priority for early production. We appreciate that our institutional investors continue to provide strong support for our strategic agenda of precious metals acquisition and development.”

Under terms of the amendment, the date by which the company is required to file a registration statement with the Securities and Exchange Commission has been extended from November 5, 2006 until April 30, 2007, and the date by which the registration statement is required to be declared effective has been extended from February 4, 2007 until July 31, 2007. The investors agreed to forgo all liquidated damages and penalties related to the previous deadlines. The company agreed to seek shareholder approval for an increase in its authorized capital, and, if necessary, to file additional registration statements. In connection with the transaction, the company issued 1,750,000 warrants, giving note holders the right to purchase common stock at a price of $1.25 per share for a period of five years.

The convertible notes have a maturity date of January 1, 2008. Interest of 7% per annum and principal are to be amortized over 12 months beginning February 1, 2007. The company may repay principal and accrued interest in cash or in shares of its common stock. At the option of the holders of the convertible notes, the principal amount outstanding is convertible into the company’s common stock at a conversion price of $1.00 per share.

Additional information about the transaction may be found in the company’s 8-K filing at http://www.hawkassociates.com/azco.aspx by clicking on the link “SEC Filings” on the left navigation menu.

About Azco Mining Inc.
Azco Mining is a U.S.-based mining and exploration company focused on acquiring and developing gold, silver, copper and industrial mineral properties. The company owns the Summit silver-gold property and a mill site and processing equipment in southwestern New Mexico; mineral lease rights to the Ortiz gold property in north-central New Mexico, believed to contain 2 million ounces of gold; the Black Canyon mica mine and processing facility near Phoenix; and a large resource of micaceous iron oxide (MIO) in western Arizona. Azco intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals. To learn more about Azco Mining Inc., visit http://www.azco.com .

An investment profile about Azco Mining may be found at http://www.hawkassociates.com/azmnprofile.aspx ..

For investor relations information regarding Azco Mining, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com . An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com .

The information contained herein regarding risks and uncertainties, which may differ materially from those set forth in these statements, in addition to the economic, competitive, governmental, technological and other factors, constitutes a "forward-looking statement" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created thereby. While the company believes that the assumptions underlying such forward-looking information are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate. Accordingly, there may be differences between the actual results and the predicted results, and actual results may be materially higher or lower than those indicated in the forward-looking information contained herein.